                                                                    EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated June 28, 2000, accompanying the financial statements of Futurus Financial Services, Inc. included in the Form SB-2 Registration Statement and Prospectus, as amended. We consent to the use of the aforementioned report in this Form SB-2 Registration Statement and Prospectus, as amended, and to the use of our name as it appears under the caption "Experts."

                                            /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia

July 5, 2000